CLAYTON UTZ

Sydney      Melbourne     Brisbane     Perth     Canberra    Darwin     Adelaide

16 December 2004

Securitisation Advisory Services Pty Limited
Level 8
48 Martin Place
SYDNEY NSW 2000.

Dear sirs:

COMMONWEALTH BANK OF AUSTRALIA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in
connection with the preparation of the Registration Statement on Form S-3 (the
"REGISTRATION STATEMENT") and the Base Prospectus (the "BASE PROSPECTUS") and
form of Prospectus Supplement (the "FORM OF PROSPECTUS SUPPLEMENT") forming a part thereof (together, the "PROSPECTUS") filed with the Securities and Exchange
Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   DOCUMENTS

     We have examined the following documents filed as exhibits to the
     Registration Statement:

     (a)  a conformed copy of the Master Trust Deed dated 8 October 1998 (as amended) between SAS and Perpetual Trustee Company Limited;

     (b)  a form of Series Supplement;

     (c)  a form of Note Trust Deed;

     (d)  a form of Security Trust Deed;

     (e)  a form of Liquidity Facility Agreement;

     (f)  a form of Standby Redraw Facility Agreement;

     (g)  a form of ISDA Master Agreement - Interest Rate Swap Agreement;

     (h)  a form of ISDA Master Agreement - CBA Currency Swap Agreement;

     (i)  a form of ISDA Master Agreement - Third Party Currency Swap Agreement;

     (j)  a form of Underwriting Agreement;

     (k)  a form of Agency Agreement; and

     (l)  a copy of the Prospectus.

CLAYTON UTZ

Sydney      Melbourne     Brisbane     Perth     Canberra    Darwin     Adelaide

Securitisation Advisory Services Pty Limited                    16 December 2004
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2.   ASSUMPTION

     For the purposes of giving this opinion we have assumed that where a form of a document has been submitted to us it will be executed in that form.

3.   QUALIFICATIONS

     Our opinion is subject to the following qualifications:

          (a)  We express no opinion as to any laws other than the laws of each
               Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the
               United States.

          (b)  Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base
               Prospectus and in the related Prospectus Supplement for a series of Offered notes.

4.   OPINION

     Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters"
     in the Base Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the
     Offered notes, we hereby confirm that, if we are acting as Australian tax counsel with respect to any series of Offered notes, the opinions set forth in the Base Prospectus under the heading "Australian Tax Matters" which discuss the material Australia income tax consequences of the purchase ownership and disposition of the Offered notes (as modified by the statements, if any, in the related Prospectus Supplement for that series of
     Offered notes) accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented in the Base Prospectus under the heading "Australian Tax Matters" (as modified by the related Prospectus
     Supplement for a series of Offered notes) will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters" and "Enforcement of Foreign
Judgments in Australia" in the Base Prospectus and under the heading "Legal
Matters" in the Base Prospectus and the Form of Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
Clayton utz

/s/ Stephen Gates

STEPHEN GATES
PARTNER
+61 2 9353 4161
sgates@claytonutz.com

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